FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

Sun Life Assurance Company of Canada (U.S.), Variable Insurance Products Fund, and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated December 1, 1996, as amended on May 1, 2001, September 1, 2001 and April 1, 2002, by doing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 5th day of August 2002.

SUN LIFE ASSURANCE Company OF CANADA (u.S.)

By: By:

Name: Name:

Title: Title:

VARIABLE INSURANCE PRODUCTS FUND

By:

Maria Dwyer

Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:

Mike Kellogg

Executive Vice President

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Policy Form Numbers of Contracts

Date Established by Board of Directors Funded By Separate Account

Sun Life of Canada (U.S.) Variable Account F

July 13, 1989 Futurity II Variable and Fixed Annuity Contract

RP"GR"CONT"98"1

RP"IND"MVA"98"1

Futurity III Variable and Fixed Annuity Contract

RCH"IND"MVA"00"1

RCH"GR"CERT"00"1

RCH"INDMVAPR"00"1

RCH"GRCERT"PR"00"1

Futurity Focus II Variable and Fixed Annuity Contract

FII"IND"MVA"00"1

FII"GR"CERT"00"1

FII"IND"MVAPR"00"1

FII"GR"CERTPR"00"1

Futurity Accolade Variable and Fixed Annuity Contract

FA"IND"MVA"99"1

FA"GR"CERT"99"1

FA"IND"MVAPR"99"1

FA"GR"CERTPR"99"1

Futurity Select Four Variable and Fixed Annuity Contract

RFF"IND"MVA"00"1

RFF"GR"CERT"00"1

RFF"INDMVAPR"00"1

RFF"GRCERT"PR"00"1

Futurity Select Four Plus Variable and Fixed

Annuity Contract

RFFII"IND"MVA"02

RFFII"IND"MVAPR"0

RFII"GR"CERT"02

RFII"GR"CERTPR"02

Futurity Select Seven

RCHII"IND"MVA"02

Futurity Select Freedom

FIIII"IND"MVA"02

Futurity Select Incentive

FAII"IND"MVA"02

Name of Separate Account and Policy Form Numbers of Contracts

Date Established by Board of Directors Funded By Separate Account

All"Star Variable and Fixed Annuity Contract

RFFII"IND"MVA"02

RFFII"IND"MVAPR"0

RFII"GR"CERT"02

RFII"GR"CERTPR"02

All"Star Traditions Variable and Fixed Annuity Contract

RCHII"IND"MVA"02

All"Star Freedom Variable and Fixed Annuity Contract

FIIII"IND"MVA"02

All"Star Extra Variable and Fixed Annuity Contract FAII"IND"MVA"02

Sun Life of Canada (U.S.) Variable Account I Futurity Protector Variable Universal Life Insurance Policies

December 1, 1998 DBVUL"2001

Futurity Survivorship II Variable Universal Life Insurance Policies

SVUL"2001

Futurity Accumulator Variable Universal Life Insurance Policies

CVVUL"2001

Sun Life of Canada (U.S.) Variable Account G Sun Life Corporate Variable Universal Life Insurance Policies

July 25, 1996 VUL"COLI"97

Futurity Corporate Variable Universal Life Insurance Policies

VUL"COLI"97

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